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PROXY

                         COAST SAVINGS FINANCIAL, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      FOR SPECIAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Coast Savings Financial, Inc., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus relating to the Company's merger with H.F. Ahmanson & Company pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of October 5, 1997, and the transactions contemplated thereby, and the undersigned revokes all other proxies and appoints Ray Martin, Robert L. Hunt, II and Leon Argvire, and each of them, the attorneys and proxies for the undersigned, each with full power of substitution, to attend and act for the undersigned at the Company's Special Meeting of Stockholders and at any adjournments or postponements thereof in connection therewith to vote and represent all of the shares of the Company's Common Stock which the undersigned would be entitled to vote.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


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                                                                Please mark [X]
                                                                 your vote
                                                                  as this


                                                        FOR   AGAINST  ABSTAIN
1.  To approve the Merger Agreement and the
    transactions contemplated thereby, including the    [ ]      [ ]     [ ]
    approval of the merger of the Company with and into H.F. Ahmanson & Company ("Ahmanson"), the establishment of and the terms of the Coast Federal Litigation Contingent Payment Rights Trust (the "CPR Trust"), the distribution of the Contingent Payment Right Certificates (the "CPR Certificates"), the engagement of the Litigation Trustees of the CPR Trust (including the terms of their engagement), the terms of the Commitment to be entered into by and between Ahmanson and the CPR Trust and the rights of the holders of the CPR Certificates.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder.

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR PROPOSAL 1. PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.


Signature(s) ______________________________________________ Dated: _____________

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
If shares are held jointly, each holder should sign.

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